Exhibit 99

[Logo of Wendy’s International, Inc.]

Wendy’s International, Inc. completes Tim Hortons share distribution

DUBLIN, Ohio (September 29, 2006) – Wendy’s International, Inc. (NYSE: WEN) today completed the distribution of the 159,952,977 common shares of Tim Hortons Inc. (TSX/NYSE: THI) that it previously owned.

The shares represented the 82.75% ownership stake of Tim Hortons that Wendy’s held following the initial public offering of Tim Hortons in March.

The distribution took place in the form of a pro rata common stock dividend to Wendy’s shareholders of record as of Friday, September 15. Wendy’s shareholders received 1.3542759 shares of Tim Hortons common stock for each share of Wendy’s common stock held.

No fractional shares of Tim Hortons to be distributed to Wendy’s shareholders will be delivered. Instead, the transfer agent, on behalf of the shareholders, will aggregate all fractional shares and sell them in the public market. The Company anticipates that these sales will occur as soon after the distribution as practicable. The net cash proceeds of these sales will be distributed on a pro rata basis to the shareholders who would have otherwise received fractional shares.

Wendy’s intends to file with the Securities and Exchange Commission next week pro forma financial information regarding the Company’s historical performance, excluding Tim Hortons. This filing will be available on www.sec.gov and at www.wendys-invest.com.

Wendy’s to host Analyst & Investor Meeting October 12

Wendy’s management plans to host a meeting for analysts and investors to discuss its strategic plan, operations, marketing and financial outlook on Thursday, October 12, 2006, from 9:30 a.m. to approximately noon EST.

The meeting, which will be available simultaneously as a conference call and webcast, will be held at the Ritz-Carlton New York, Battery Park Hotel, Two West Street, New York, 10004; (212) 344-0800. The meeting will take place in the ballroom, and the doors will open at 9:00 a.m.

Interested parties can participate in the meeting in any one of three ways:

•	Attend in person at the Ritz-Carlton New York, Battery Park Hotel: RSVP to Karren Martin-Huth at (614) 764-3138 or karren_martin-huth@wendys.com by Tuesday, October 3, 2006.

•	Via simultaneous conference call: The dial-in number is (877) 572-6014 (North America) or (706) 679-4852 (outside of North America). No need to register in advance.

•	A simultaneous web cast will be available at www.wendys-invest.com; the call will be archived at that site.

Information regarding spin-off transaction

Wendy’s shareholders need not take any action, make any payment, or surrender any existing shares of Wendy’s common stock to participate in the spin-off. The dividend distribution of Tim Hortons shares will not affect the number of Wendy’s common shares outstanding or the number of Wendy’s shares owned by each shareholder. Wendy’s shareholders entitled to the dividend of Tim Hortons shares will receive a book-entry account statement reflecting their ownership of Tim Hortons common stock, or their brokerage account will be credited for the shares.

On or about September 21, 2006, Wendy’s mailed an information statement regarding this transaction to its shareholders. The information statement includes details on the distribution and is posted on the Wendy’s investor Web site at www.wendys-invest.com and the Tim Hortons investor Web site at www.timhortons-invest.com.

U.S. federal income tax consequences of spin-off

Wendy’s has received a ruling from the Internal Revenue Service that for U.S. federal income tax purposes, the distribution of Tim Hortons common stock is tax-free to the Company and to Wendy’s U.S. shareholders, except in respect to cash received for fractional share interests.

Wendy’s will provide its U.S. shareholders with information to enable them to compute their tax basis in both Wendy’s and Tim Hortons shares and other information they will need to report their receipt of Tim Hortons common stock on their 2006 U.S. federal income tax return as a tax-free transaction.

This tax information will be publicly available on the Wendy’s investor Web site at www.wendys-invest.com and the Tim Hortons investor Web site at www.timhortons-invest.com.

Shareholders should consult a tax advisor regarding the particular tax consequences of the distribution, including the application of federal, state and foreign tax laws.

Canadian income tax consequences of spin-off

The Canadian Income Tax Act provides that the distribution of common shares to shareholders resident in Canada in a U.S. tax-free spin-off can, in certain circumstances, be a tax-free transaction for Canadian income tax purposes. To qualify, the U.S. corporation must provide certain required information to the Canada Revenue Agency (“CRA”) so the CRA can determine whether the spin-off meets the Canadian tax law requirement for tax-free treatment in Canada, and Wendy’s intends to provide such information. If the CRA concludes that the requirements for tax-free treatment have been met, to receive such treatment, the shareholders resident in Canada must file an election with their income tax returns for the taxation year in which the spin-off occurs.

Once received, notice of the CRA’s determination with respect to spin-off will be posted on the Wendy’s investor Web site at www.wendys-invest.com and the Tim Hortons investor Web site at www.timhortons-invest.com.

Shareholders should consult a tax advisor regarding the particular tax consequences of the distribution, including the application of federal, provincial and foreign tax laws.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with quality brands, including Wendy’s Old Fashioned Hamburgers® and Baja Fresh® Mexican Grill. The Company also has investments in Cafe Express and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Tim Hortons Inc. overview

Tim Hortons Inc. is Canada’s largest quick service restaurant chain. Founded in 1964 as a coffee and donut shop, Tim Hortons has evolved to meet consumer tastes, with a menu that now includes premium coffee, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches and fresh baked goods. As of July 2, 2006, Tim Hortons system-wide restaurants numbered 2,625 in Canada and 297 in the United States. More information about the Company is available at www.timhortons.com.

WENDY’S CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

TIM HORTONS CONTACT:
Paul Carpino: (905) 339-6186 or carpino_paul@timhortons.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.